EXHIBIT 10
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[GRAPHIC OMITTED]
                     [Sproule Associates Limited Letterhead]





Ref.: 1808.15300


                                                                  March 18, 2005


Canadian Natural Resources Limited
2500, 855 Second Street SW
Calgary AB  T2P 4J8

RE:    CONSENT OF INDEPENDENT PETROLEUM CONSULTANTS

To Whom it May Concern:

We consent to the use of our report with respect to the reserves data of Canadian Natural Resources Limited incorporated by reference in its (i) Annual Report (Form 40-F) for the year ended December 31, 2004 and (ii) Registration Statement on Form F-9 (Registration No. 333-104919), filed with the Securities and Exchange Commission.

                                            Sincerely,


                                            Signed by Harry J. Helwerda, P.Eng.


                                            Harry J. Helwerda, P.Eng.
                                            Vice-President, Engineering,
                                            Canada and U.S.

HJH:db



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